SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): May 27, 2009

EXTREME MOBILE COATINGS WORLDWIDE CORP.
 (Exact Name Of Registrant As Specified In Charter)

Delaware	333-148425	11-3460949
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

225 Two Oaks Drive
Nicholasville, Kentucky 40356
 (Address Of Principal Executive Offices)

Phone number (859) 887-1199
 (Issuer Telephone Number)

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2009, the Company entered into a Letter of Intent to acquire 100% of the issued and outstanding shares of Cloudtech Sensors, Inc. (“Cloudtech”), an early-stage developer of handheld detectors that can discover and identify hundreds of biological, chemical, environmental and radioactive agents, then wirelessly relay crucial data to command-and-control centers for instant analysis and response.  On the execution of a definitive Agreement, each share of Cloudtech will receive one share of Extreme at the closing.

It is anticipated as part of the transaction that senior management of Cloudtech will assume some of the senior positions with Extreme.

The closing will be conditioned upon the effectiveness of a Registration Statement on Form S-4 that will be filed with the Securities and Exchange Commission to register the shares of Extreme that will be issued to Cloudtech's shareholders.

Section 7

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on May 27, 2009, regarding the entering into a Letter of Intent with Cloudtech Sensors, Inc.

Section 9 -- Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

(c)	Exhibits.
Exhibit 10.1	Letter of Intent between Extreme Mobile Coating Worldwide Corp and Cloudtech Sensors, Inc., dated May 18, 2009
Exhibit 10.2	Press Release of May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Extreme Mobile Coatings Worldwide Corp.

By:	/s/ Charles Wodward
Charles Wodward
President
Dated: June 1, 2009